EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (this "Agreement") is made by and between PurchasePro.com, Inc., a Nevada corporation (the "Company"), and Richard
L. Clemmer ("Executive").

     WHEREAS, the Company wishes to enter into an agreement with Executive, and Executive wishes to enter into an agreement with the Company, whereby Executive shall be employed by the Company under the terms and conditions set forth below;

THEREFORE, the parties agree as follows:

I. EMPLOYMENT: THIS AGREEMENT.

     Executive's employment with the Company shall be "at-will", meaning either the Company or Executive may terminate Executive's employment with the Company at any time and for any reason, with or without cause, in each case subject to the terms and provisions of this Agreement.

     Executive's employment with the Company shall be governed by the provisions of this Agreement for the period commencing with the date of this Agreement (the "Effective Date") and continuing until this Agreement is terminated pursuant to
Section VII below (the "Employment Period").

II. DUTIES AND RESPONSIBILITIES.

     A. Executive shall be employed by the Company in the position of Chief Executive Officer of the Company, and shall be given responsibilities commensurate with his position, which responsibilities may change as business needs and market conditions change from time to time. Executive shall not be required to serve in any positions, or take any title or duties, subordinate to that or those of Chief Executive Officer of the Company or any equivalent.

     B. Executive shall be given the title of Vice Chairman and Chief Executive Officer of the Company, and shall be given a seat on the Company's Board of Directors (the "Board"); provided however, that the foregoing is subject to the approval of the shareholders of the Company from time to time.

     C. As Chief Executive Officer, Executive will have such duties, responsibilities and authority as are appropriate to such position. Throughout the term of Executive's employment, Executive will devote such business time and energies to the business and affairs of the Company as needed to carry out his duties and responsibilities. In his capacity as Chief Executive Officer, Executive shall be subject to annual performance reviews carried out by the Compensation Committee of the Board.

III. CASH COMPENSATION.

     A. Executive shall be paid a base salary at a rate of at least $500,000.00 per annum. Executive's base salary shall be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees.

     B. To induce Executive to enter this Agreement and become employed by the Company as set forth herein, the Company shall pay Executive an initial bonus of $1,100,000 no later than thirty (30) days following the Effective Date.

     C. Executive shall be paid a guaranteed bonus on an annual calendar year basis during the Employment Period of not less than $200,000. In addition, each calendar year, Executive shall be paid an additional bonus of between $0 and $1,000,000, the amount of which shall be determined by the Compensation Committee of the Company's Board of Directors based on annual performance evaluations by the criteria established by the Board as agreed by Executive. The bonus for any particular fiscal year shall be payable within thirty (30) days following the last day of such fiscal year.

     D. On June 1, 2001, the Company made a loan to Executive in the amount of $1,316,055.28. In consideration of Executive's appointment as Chief Executive Officer and in order to induce Executive to enter this Agreement, such loan is hereby forgiven effective immediately.

     E. With respect to any and all cash compensation payable to Executive hereunder, the Company shall comply with all applicable tax withholding requirements, and shall make such other deductions as may be authorized by Executive.

     F. The Company hereby covenants and agrees that it shall not issue grants of stock options, or pay compensation in the form of salary, bonus or other remuneration, to any other employee in excess of that granted or paid to Executive, except as may be granted or paid as sales commission. The Company further covenants and agrees that, with respect to any grants to Executive of stock options or common stock, not less than one-third of each such grant shall vest immediately upon grant and the remaining two-thirds of each such grant shall vest over a period of not more than three years.

IV. EMPLOYEE BENEFITS & EXPENSE REIMBURSEMENT.

     A. Executive shall be eligible to participate in all employee benefit plans and compensation and perquisite programs generally made available to the Company's executives and/or salaried employees from time to time, including, without limitation, group life insurance, medical and dental insurance, welfare benefit plans, paid holidays, and such other benefits that the Company generally makes available to its executives. Executive shall be entitled to, and shall accrue, paid vacation during the Employment Period at the rate of at least four
(4) weeks per year.

     B. In addition to the foregoing, Executive shall be entitled to the following additional benefits:

          1. Reasonable relocation expenses will be reimbursed or paid directly by the Company, with definition of benefits acceptable to Executive including moving costs from Executive's out of state homes and associated storage costs.

          2. Executive shall be entitled to, and Company will pay for, all first class travel of Executive in the performance of his duties or in connection with travel to and from Executive's second home or homes, and of Executive's immediate family members between Las Vegas, Nevada and such second home or homes.

          3. Executive's entertainment expenses incurred in the performance of his duties shall be reimbursed by the Company.

          4. Company shall cover the mortgage costs, broker and closing costs and other reasonable expenses associated with Executive's home in Palo Alto, California for up to one year or until such home is rented or sold by Executive, whichever is sooner.

          5. Complete comprehensive family medical, eye and dental coverage for Executive, Grayson Clemmer, Danielle Alexandra, and any other dependents, with physicians of Executive's choice.

          6. Life insurance policy acceptable to Executive on Executive's life with benefits of at least $3,000,000, with beneficiaries selected by Executive, the cost of which shall be borne solely by the Company and paid in full.

V. CONFIDENTIAL & PROPRIETARY INFORMATION.

     Executive shall execute, not later than seven (7) business days after being requested by the Company, the Company's form confidential/proprietary/trade secret information, non-disclosure and/or inventions assignment agreement (the "Employee Confidentiality and Intellectual Property Agreement") and shall comply at all relevant times with such agreement.

VI. STOCK OPTIONS.

     The Company will issue to Executive options (collectively, "Stock Options") to acquire up to 1,050,000 shares of the Company's Common Stock ("Shares") in accordance herewith and otherwise under the 1999 Stock Plan of PurchasePro.com, Inc. (the "Plan"), with such terms and conditions as are set forth in a stock option agreement or stock option agreements between Executive and the Company in the form attached hereto as Exhibit A, including with respect to vesting and exercise thereof and such other provisions as set forth therein. The Company hereby acknowledges and agrees that the foregoing is expressly subject to the covenants set forth in Section III.F.

VII. TERMINATION OF EMPLOYMENT.

     Executive's employment shall be terminable pursuant to the following procedures:

     A. Death. Upon Executive's death, Executive's employment shall immediately and automatically terminate.

     B. Disability. Executive's employment may be terminated by the Company at any time, upon written notice, due to Executive's Disability. Such termination shall be effective immediately upon such notice, or on such prospective date specified in such notice. For the purpose of this Agreement, "Disability" means Executive's inability, either with or without reasonable accommodation, by reason of any physical or mental injury, illness or impairment, to substantially perform the essential functions required of him under this Agreement for a period of ninety (90) or more consecutive days.

     C. Cause. Executive's employment may be terminated by the Company at any time, upon written notice, for Cause (as defined herein below). Such termination shall be effective immediately upon such notice, or on such prospective date specified in such notice. For the purpose of this Agreement, "Cause" means any of the following reasons: (a) Executive's conviction of a felony offense; or (b) the Company's good faith and indisputable determination that: (1) the Executive has intentionally engaged in an act of theft, fraud, embezzlement or other misconduct against the Company, its property or funds, or intentional dishonest conduct with respect to the Company, or any vendor, partner, affiliate or customer of the Company, which has a material adverse effect on the Company's business or operations; or (2) the Executive has intentionally and materially breached this Agreement or the Employee Confidentiality and Intellectual Property Rights Agreement to which Executive and the Company are parties (but only if such breach has not been cured by Executive within thirty (30) days after receipt of written notice from the Company of such breach together with a written description of the full particulars thereof).

     D. Without Cause. Executive's employment under this Agreement may be terminated without Cause:


          1. By the Company at any time for any reason (excluding Executive's death or Disability, or for Cause), by giving Executive written notice of such termination; or

          2. By Executive, at any time for any reason, by giving the Company, through the Chairman of the Compensation Committee of the Board and a copy to the Company's Vice President of Human Resources, written notice of such termination.

     E.  Obligation  of Company  upon Any  Termination.  Except as  specified in
Section VIII, below, upon termination of Executive's employment, the Company shall only be required:

          1. to pay Executive (or his estate) any unpaid base salary for services rendered, for all accrued but unused vacation and any bonus/incentive compensation, earned by Executive through the date of such termination;

          2. to allow Executive and/or his dependents to continue participation only in those health benefits in which Executive and/or his dependents are entitled to participate pursuant to the terms and conditions of the
     Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"): and

          3. to allow Executive (or his estate) to enjoy the benefits of his vested Stock Options, if any, subject to the terms and conditions then applicable to those Stock Options as set forth in any agreement(s) pursuant to which Executive is granted such Stock Options, or any addendum or stock acceleration waiver with respect thereto, and in addition to any such terms and conditions, Executive (or his estate) would be allowed to exercise Executive's vested options during the time period set forth in, and in accordance with, any such agreement(s) pursuant to which Executive is granted Stock Options.

VIII. SEVERANCE.

     A. Involuntary Termination. For purposes of this Agreement, the term "Involuntary Termination" shall include any termination of Executive's employment by reason of Executive's death or Disability, and the occurrence of any of the following:

          1. The Company terminates Executive's employment for reasons other than Cause; or

          2. Executive voluntarily resigns from the Company for any one of the following reasons ("Good Reason"):

               a. The Company's breach of any of its obligations to Executive under this Agreement which breach is not cured within thirty (30) days' written notice of such breach to the Company from Executive;

               b. The Company changes Executive's title, working conditions or duties such that Executive's powers, duties or working conditions are diminished, reduced or otherwise changed to include powers, duties, or working conditions which are not generally consistent with Executive's title, continuing after written notice to the Company from Executive and thirty (30) days to cure;

               c. The Company relocates Executive's primary place of employment outside of the Las Vegas metropolitan area; or

               d. The deterioration of Executive's relationship with the Company's Board of Directors, Chairman, President and/or Chief
          Operating Officer (if Executive does not serve in such capacity at such time), which determination shall be made by Executive in his sole discretion, so as to make the performance of Executive's responsibilities impossible or impracticable, which is not rectified to Executive's reasonable satisfaction within thirty (30) days' written notice thereof to the Company from Executive.

               e. The Company issues grants of stock options, or pays compensation in the form of salary, bonus or other remuneration, to any other employee in excess of that granted or paid to Executive, except as may be granted or paid as sales commission, continuing after written notice to the Company from Executive and thirty (30) days to cure.

     B. Severance Benefits. In the event of his Involuntary Termination, Executive shall be entitled to the following:

          1. Severance Payment. A lump sum payment equal to two times Executive's base salary in effect for Executive under Section III.A above, just prior to the time of the act or omission resulting in his Involuntary Termination, payable in full within thirty (30) days of such Involuntary Termination. Such lump sum payment shall be subject to all applicable tax withholding requirements.

     2. Bonus/Incentive Compensation Continuation. To the extent not yet paid to Executive, payment of (a) any guaranteed bonus payments as set forth in the first sentence of Section III.C. for each of (i) the year within which such Involuntary Termination occurs, (ii) the following year, and (iii) a prorated amount for such portion of the year thereafter determined by multiplying $200,000 by a fraction the numerator of which is the number of days elapsed during such year as of the second anniversary of the date of such Involuntary Termination and the denominator of which is 365, plus (b) the greater of (i) two
(2) times the most recent bonus paid under Section III.C. above (excluding the first sentence thereof) on an annualized basis (such that if the most recent bonus paid thereunder represents a bonus for less than a full year, such amount shall be increased proportionally for purposes hereof as if such bonus were paid at the same rate for the full year), or (ii) for the year within which such Involuntary Termination occurs, the full annual bonus/incentive compensation potential in effect for Executive for such year just prior to the time of the act or omission resulting in his Involuntary Termination as set forth under
Section III.C above (excluding the first sentence thereof), currently $1,000,000. Such bonus/incentive compensation payment shall be made in a single lump sum payment not later than thirty (30) days after the effective date of Executive's Involuntary Termination, and shall be subject to all applicable tax withholding requirements.

          3. Health Plan and Life Insurance Coverage. Continued coverage under Executive's life insurance policy referred to in Section IV.B.6., and under the Company's group health plans, without charge, for Executive and his eligible dependents upon his election to receive such continued coverage under COBRA, in such manner as existed prior to Executive's Involuntary Termination. Such Company-paid coverage shall continue until the earlier of: (i) the expiration of the two (2) year period measured from the effective date of Executive's Involuntary Termination, or (ii) the first date on which Executive is covered under another employer's health plan(s) without exclusion for any pre-existing medical condition.

     C. Limitations on Severance Benefits.


          1. The benefits provided Executive under this Section VIII are the only severance benefits to which Executive is entitled under this Agreement upon the termination of his employment with the Company, and no other severance benefits shall be provided to Executive by the Company pursuant to any other severance plan or program of the Company (or of its parent or subsidiary or related company).

          2. In the event Executive of any confirmed breach of any of his obligations under Sections V or IX of this Agreement, as determined by the dispute resolution procedures set forth in this Agreement (and with respect to any breach of Executive's obligations under Section IX, which breach is not cured within thirty (30) days' written notice of such breach to Executive from the Company):

               a. Executive shall cease to be entitled to any severance benefits otherwise to be provided under Section VIII.B; and

               b. the Company shall be entitled to take any and all action necessary to pursue legal and equitable remedies against Executive; provided, however, this Agreement will remain in full force and effect notwithstanding any such action by the Company.

IX. RESTRICTIVE COVENANTS.

     During the Employment Period and for a period that is not less than one (1) year after the termination of Executive's employment for any reason other than death, Executive shall be subject to the following restrictive covenants:

     A. Executive shall not directly or indirectly encourage or solicit any employee, consultant or independent contractor to leave the employment or service of the Company, or of its parent or subsidiary or related company, for any reason or interfere in any other manner with such relationships at the time existing between the Company (or its parent or subsidiary or related company) and its employees, consultants and independent contractors.

     B. Executive shall not directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Company or of its parent or subsidiary or related company; or directly or indirectly induce any such person to terminate its existing business relationship with the Company (or its parent or subsidiary or related company) or interfere in any other manner with any existing business relationship between the Company (or its parent or subsidiary or related company) and any such customer, vendor, supplier, licensor, licensee or other business affiliate.

     C. Executive shall not serve as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor, or in any other capacity, directly or indirectly, of or for any corporation, partnership or other entity, to the extent any material portion of the business of such corporation, partnership or other entity is related to the research or development with respect to, or the marketing or sale of, any products or services for the carrying on of electronic commerce transactions using technology or technologies similar in the design or functionality to the proprietary technology of the Company (hereafter collectively referred to as a "Business") in the United States or throughout the world, nor shall Executive permit the use of Executive's name in connection with any Business.

     D. Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as an investment, up to five percent (5%) of any class of "publicly traded securities" of any business that is competitive or substantially similar to the Businesses or any person who owns a business that is competitive or substantially similar to the Businesses. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the NASDAQ Stock Market or Bulletin Board.

     E. The parties agree that if any of the foregoing restrictive covenants is found by a court to be unreasonable, the court shall reduce and limit such covenants to such area, scope or period as shall be deemed reasonable and the parties shall comply with such reductions and limitations.

     F. Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of Executive's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach, or in the form of a decree requiring specific performance of the covenants set forth herein.

X. MISCELLANEOUS.

     A. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to its choice of law rules.

     B. Severability; Judicial Modification. Should any provision, or portion of a provision, of this Agreement become or be deemed unenforceable by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable. Should any provision, or portion of a provision, of this Agreement be deemed unenforceable for any other reason, such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and this Agreement shall be construed as if such unenforceable provision, or portion of provision, had never been contained herein.

     C. Remedies. Except as otherwise provided herein, all rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other available remedy.

     D. Arbitration. Any and all disputes between Executive and the Company which arise out of Executive's employment under the terms of this Agreement or the termination of such employment shall be resolved through final and binding arbitration. Such disputes shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, or any other federal, state or local law or regulation now or later in concerning Executive's employment with the Company or its termination. The only claims not covered by this Agreement are:

          1. Executive's claims for benefits under the worker's compensation or unemployment insurance laws, which will be resolved pursuant to those laws; and

          2. Any claims by the Company or by Executive arising from or relating to Section V or Section IX of this Agreement.

Binding arbitration will be conducted in accordance with existing procedures for resolution or employment disputes of the American Arbitration Association in the largest metropolitan area within one hundred (100) miles of Executive's most recent principal residence. Each party will share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator, and the prevailing party shall be entitled to recover his/its reasonable attorneys fees and costs incurred with respect to the arbitration. The parties understand and agree that the arbitration shall be instead of any civil litigation and that each is waiving the right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

     E. Assignment; Successors. This Agreement may not be assigned by Executive without the Company's written consent. This Agreement shall be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Executive and the Company.

     F.  Counterparts.   This  Agreement  may  be  executed  in  more  than  one
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     G. Changes to Agreement. This Agreement may only be changed by another written agreement signed by Executive and an authorized officer of the Company other than Executive.

     H. Notices. Any and all notices under this Agreement, including notice of change of address, shall be in writing and shall be deemed given when delivered personally, when received by overnight delivery, or three (3) days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the party to whom such notice is being given.

          1. To the Company: To the Chairman of the Compensation Committee of the Board, with a copy to the Company's Vice President of Human Resources, at each such person's principal place of employment with the Company.

          2. To Executive: To the Executive at his residential address in the Company's books and records, with a copy to counsel designated by Executive in writing to the Company from time to time.

     I. Complete Agreement: There are no promises, representations or commitments made between Executive and the Company that do not appear in this Agreement. This Agreement supersedes, cancels and replaces any and all prior verbal and written agreements between Executive and the Company arising from or relating to the subject matters covered (including but not limited to any and all offer letters, employment, termination, change in control, severance and compensation agreement) except the following which shall remain in full force and effect in accordance with their respective terms:

          1. The Company's Employee Proprietary Information and Inventions Agreement or other confidential/proprietary/trade secret information and inventions assignment agreements entered from time to time by Executive and the Company; and

          2. Any stock option grant notice or stock option agreement, stock purchase/issuance agreements, addenda to stock option/purchase/issuance agreement(s), and/or stock acceleration waiver entered from time to time by Executive and the Company.


Dated: _______________________________  PurchasePro.com, Inc.



                                        By ____________________________________


                                        Title:_________________________________



Dated:________________________________  Executive


                                        _______________________________________
                                        Richard L. Clemmer